Revised 7/95
                   Mail to: Secretary of State       For office use only
002
                                                     Corporations Section
                                                     1560 Broadway, Suite 200
                                                     Denver, CO 80202
                                                     (303) 894-2251
MUST BE TYPED                                        Fax  (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                                     ARTICLES OF AMENDMENT
Please include a typed                      TO THE
self-addressed envelope             ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is U S WEST Communications, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on June 30, 2000, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

       No shares have been issued or Directors Elected - Action by Incorporators

       No shares have been issued but Directors Elected - Action by Directors

       Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

X Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.


THIRD: If changing corporate name, the new name of the corporation is Qwest Corporation





FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:



If these amendments are to have a delayed effective date, please list that date:
June 30, 2000 (Not to exceed ninety (90) days from the date of filing)

                                         U S WEST Communications, Inc.

                                        /s/ Yash A. Rana
                              Signature ------------------------------
                              Title     Yash A. Rana, Assistant Secretary